Exhibit 10.5
Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made.
Fourth Amendment to Amended and Restated Installment Financing Services Agreement
This Fourth Amendment to the Amended and Restated Installment Financing Services Agreement (the “Fourth Amendment”) is made as of October 25, 2024 (the “Fourth Amendment Effective Date”) by and between (a) Affirm, Inc. (“Affirm”), (b) Amazon.com Services LLC (“Amazon Services”) and (c) Amazon Payments, Inc. (“Amazon Payments”), and hereby amends and modifies the Amended and Restated Installment Financing Services Agreement between Amazon and Affirm dated November 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Amazon Services and Amazon Payments may also be referred to herein individually as “Amazon”. Amazon and Affirm may sometimes be referred to herein together as the “Parties” or singularly as a “Party”. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, Amazon and Affirm are parties to the Agreement;
WHEREAS, Amazon and Affirm wish to amend the Agreement as set forth in this Fourth Amendment;
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amazon and Affirm agree as follows:
1. Section 5.5, Program Initiative Plans. A new Section 5.5, Program Initiative Plans is hereby added to the Agreement with the content of Exhibit A attached hereto.
2. Section 6.1, Steering Committee. Section 6.1(B) of the Agreement is hereby amended in its entirety and replaced with the content of Exhibit B attached hereto.
3. Section 6.10(e), Settlement of Program Credit Proceeds. Section 6.10(e) of the Agreement is hereby amended in its entirety and replaced with the content of Exhibit C attached hereto.
4. Schedule 7.3, Financial Obligations. Section 3(A) of Schedule 7.3 of the Agreement is hereby amended in its entirety and replaced with the content of Exhibit D attached hereto.
5. Schedule 1.1, Definitions. The following definition set forth in Schedule 1.1, Definitions of the Agreement is hereby amended by deleting such definitions in their entirety and restating them as follows:
a. “Partial Payment” has the meaning set forth in Section 6.10(E). The Parties agree that the amount of a Partial Payment will not exceed [***] of an Approved Customer’s Requested Loan Amount.
6. Governing Law and Forum. This Fourth Amendment is governed by the laws of the State of Washington, without reference to its conflict of law rules. Each Party agrees to exclusive personal jurisdiction and venue in the federal and state courts in King County, Washington for any dispute arising out of this Agreement. With respect to any proceeding or action arising out of or in any way relating to this Agreement (whether in contract, tort, equity or otherwise), the Parties knowingly, intentionally and irrevocably waive their right to trial by jury.

7. Effectiveness; No other Modification. This Amendment is effective as of the Fourth Amendment Effective Date. Except as modified in this Fourth Amendment, all of the terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of any conflict between the terms of the Agreement and those in this Fourth Amendment, the terms of this Fourth Amendment shall govern with respect to the subject matter hereof.
8. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this Amendment electronically, including by facsimile or portable document format (PDF) file.
[SIGNATURE BLOCK ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date written above.

AFFIRM, INC.

By: /s/ Scott Williams
Name: Scott Williams
Title: VP Client Success
AMAZON.COM SERVICES LLC

By: /s/ David Williams
Name: David Williams
Title: Authorized Signatory
AMAZON PAYMENTS, INC.

By: /s/ Scott Williams
Name: Scott Williams
Title: VP Client Success

EXHIBIT B
(B) Duties. The Steering Committee will be the forum used by the Parties to (1) establish the strategic direction of the Program and align on the priorities of the Program Initiative Plan; (2) review and evaluate the overall performance of the Program, including with respect to any Marketing Plan; (3) resolve strategic issues between the Parties; (4) address issues related to the marketing efforts identified in this Agreement; (5) review Affirm’s presentations regarding [***] as described in Section 4 of Schedule 2.3(A)(1); (6) review and approve technology-related initiatives and requirements; and (7) discuss all other material concerns relating to this Agreement and the Program. Additionally, the Steering Committee will review on an ongoing basis throughout the Term the overall performance of the Program, including trends with respect to (x) fraudulent activity in connection with Program Applications, (y) Program profitability and loss and (z) the level of credit losses incurred by Affirm in respect of Program Credits, and will serve as the primary mechanism by which the Parties will agree upon, develop and implement any remediation or risk mitigation initiatives as may be required, including temporary adjustments from time to time to the Subsidized Approval Rate Targets and Unsubsidized Approval Rate Targets (which may be implemented without formally amending this Agreement, if the Parties so agree).

EXHIBIT C
6.10 (E) Settlement of Program Credit Proceeds. (1) In the case of any purchase made on a Participating Site other than a Processed Merchant Site, upon Affirm’s receipt of confirmation from Amazon that the last Purchased Good in a Basket has shipped, or (2) in the case of any purchase made on a Processed Merchant Site, [***] Affirm will initiate payment to Amazon Services or Amazon Payments, as the case may be, [***] of an amount equal to the entire loan proceeds under the Installment Credit Agreement approved for that Basket, which amount will equal the sum of the Basket Amount due from Affirm to Amazon, less any (i) Subsidy (as applicable) with respect to that Installment Credit Agreement, (ii) in the case of payments made to Amazon Payments, Affirm MDR, (iii) Processed Merchant Losses, and (iv) the Buy Rate Amount (the “Settled Loan Proceeds”). Thirty days following the end of each month during the Term, Affirm will also pay to Amazon Payments the aggregate amount of Rev Share in respect of Program Credits relating to all transactions processed through the Amazon Pay Widget on Processed Merchant Sites during the immediately preceding month in accordance with Section 4.7 of Schedule 2.3(A)(2) less any Rev Share previously paid to Amazon Payments that corresponds to Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions processed during such month. Notwithstanding the foregoing, solely with respect to purchases made on a Participating Site other than a Processed Merchant Site, if any item in a Basket has not shipped (a “Delayed Item”) by the Settlement Cutoff Date then (x) Affirm will, in conjunction with Bank, as applicable, reduce the principal amount of the corresponding Program Credit as if the applicable Approved Customer had initiated a Partial Order Cancellation with respect to such Delayed Item in accordance with Section 6.11(C), and (y) by the first Business Day to occur after the Settlement Cutoff Date, Affirm will initiate payment to Amazon Services of an amount equal to the loan proceeds under the Installment Credit Agreement approved for that Basket (for the avoidance of doubt, after giving effect to the principal reduction described in the immediately preceding clause (x)). The “Settlement Cutoff Date” means the date that is one hundred twenty (120) days (if Affirm receives one-time, prior Bank approval), or otherwise sixty (60) days, after the entire loan proceeds under the Installment Credit Agreement were approved for a Basket. The Parties will mutually agree upon communications to Approved Customers relating to a Partial Order Cancellation for a Delayed Item. Affirm may not otherwise reduce or set off against the Settled Loan Proceeds, except for (i) any Subsidy due to Affirm with respect to that Installment Credit Agreement as set forth in Schedule 2.3(A)(1) or Schedule 2.3(A)(2), as applicable, (ii) refunds arising from Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions, in each case communicated to Affirm by Amazon as set forth in Section 6.11; or (iii) Processed Merchant Losses. Affirm will transmit Settled Loan Proceeds to one or more accounts of Amazon Services or its Affiliates specified by Amazon Services. An Approved Customer’s initial, one-time partial payment of the applicable purchase price (i.e., down payments) that is collected by Affirm on behalf of Amazon (in connection with a transaction made on a Participating Site other than a Processed Merchant Site) or a Processed Merchant (in connection with a transaction made on a Processed Merchant Site) under this Agreement (each a “Partial Payment”) will be considered the same as a payment made directly to Amazon (in connection with a transaction made on a Participating Site other than a Processed Merchant Site) or the applicable Processed Merchant (in connection with a transaction made on the applicable Processed Merchant Site). To the extent a Partial Payment is required and as applicable, Amazon appoints Affirm Loan Services, LLC and/or Affirm Payments, LLC as its payment collection agent solely for the purpose of accepting such Partial Payment from Approved Customers on behalf of Amazon. Each payment by an Approved Customer to Affirm Loan Services, LLC and/or Affirm Payments, LLC will be considered the same as a payment made directly as applicable to Amazon or the applicable Processed Merchant. Amazon understands that subject to Section 6.8(C), Affirm Loan Services, LLC’s and/or Affirm Payments, LLC’s obligation to transmit a Partial Payment to Amazon is subject to and conditional upon successful receipt of the associated Partial Payment from Customer. Notwithstanding anything to the contrary in the Agreement, Affirm Loan Services LLC and Affirm Payments, LLC will be third-party beneficiaries under the Agreement to the extent necessary to agree to and uphold the foregoing appointment. Affirm Loan Services LLC’s and Affirm Payments LLC’s rights under this Section transfer to any successor of Affirm Loan Services LLC or Affirm Payments LLC, as applicable. For the avoidance of doubt, with respect to Program Credits originated by Bank, Bank will disburse the Settled Loan Proceeds to Amazon; and with respect to

Program Credits originated by Affirm’s Affiliate, Affirm Loan Services, LLC, such Affirm Affiliate will disburse the Settled Loan Proceeds to Amazon. With respect to Program Credits relating to transactions processed through the Amazon Pay Widget on Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Payments. With respect to Program Credits relating to transactions processed through Participating Sites that do not include Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Services or the applicable Covered Affiliate.

EXHIBIT D
SCHEDULE 7.3
FINANCIAL OBLIGATIONS
3. Marketing and Program Support.
[***]